WRITER'S DIRECT DIAL NUMBER: (617) 951-7866
                  WRITER'S E-MAIL ADDRESS: RLEVEILL@ROPESGRAY.COM

                                October 25, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         Re:      Liberty Funds Trust IV --
                  Liberty   Municipal Money Market Fund
                  Post-Effective Amendment No. 60
                   (Registration Nos. 2-62492 and 811-2865)

Ladies and Gentlemen:

         I have reviewed the above-referenced post-effective amendment and believe that it does not contain any disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

                                Very truly yours,

                             /s/ Robert R. Leveille

                               Robert R. Leveille